UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2017

Imaging3, Inc.

(Exact name of registrant as specified in its charter)

California	000-50099	95-4451059
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3022 North Hollywood Way. Burbank, CA 91505

(Address of Principal Executive Offices) (Zip Code)

818 260 0930

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers .

On December 19, 2017 the Company appointed John B. Hollister to serve as the Company’s Chief Executive Officer and Chairman of the Board of Directors of the Company. Mr. Hollister shall serve at will and the contract may be terminated by the Company or Mr. Hollister without notice. Until his appointment, Mr. Hollister served as CEO of NuLife Sciences, Inc. since October 17, 2016. From July 2014 to August 24, 2015 Mr. Hollister served as CEO of NEMUS Bioscience, Inc. From June 2011 to July 2013 Mr. Hollister served as Senior Vice President of Tethys Bioscience, Inc.

Mr. Hollister’s agreement calls for him to be paid an initial Salary of $ 17,500.00 per month rising to $26,500.00 per month if he achieves certain goals, and an annual bonus of up to $200,000.00 and certain Special Bonuses at the discretion of the Company’s board of directors. A copy of the Agreement between the Company and Mr. Hollister is attached hereto as Exhibit 1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Imaging3, Inc.

	By:	/s/ Dane Medley
	Name:	Dane Medley
	Title:	President and Principal Executive Officer

Date: December 21, 2017

Exhibit 1. Consulting and Employment Agreement